Exhibit 5.2

Jack J. Gravelle
jgravelle@porterwright.com
Porter Wright
Morris & Arthur LLP
41 South High Street
Suites 2800-3200
Columbus, OH 43215
Direct:  614.227.2084
Fax:  614.227.2100
Main:  614.227.2000

www.porterwright.com
CHICAGO
CINCINNATI
CLEVELAND
COLUMBUS
DAYTON
NAPLES
PITTSBURGH
WASHINGTON, DC

May 8, 2020

Designer Brands Inc.
810 DSW Drive
Columbus, OH 43219

Re: Registration Statement on Form S-3 of Designer Brands Inc.

Ladies and Gentlemen:

We have acted as Ohio special counsel to Designer Brands Inc., an Ohio corporation (the “Company”), in connection with the filing on the date hereof with the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that forms a part of the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Act”). The Registration Statement registers under the Act the issuance of an indeterminate amount of (i) debentures, notes or other evidences of indebtedness of the Company (the “Debt Securities”) governed by an indenture, to be entered into between the Company and U.S. Bank National Association, as trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement, as may be supplemented from time to time (the “Indenture”), (ii) Class A common shares of the Company, without par value (the “Class A Common Shares”), (iii) preferred shares of the Company, without par value (the “Preferred Shares”), (iv) warrants to purchase Class A Common Shares, Preferred Shares or Debt Securities or other securities of the Company (“Warrants”), (v) rights to purchase Class A Common Shares, Preferred Shares, Debt Securities or other securities of the Company (“Rights”), and (vi) units consisting of Class A Common Shares, Preferred Shares, Debt Securities, Warrants, Rights or any combination of one or more of those or other securities of the Corporation (“Units” and together with the Debt Securities, Class A Common Shares, Preferred Shares, Warrants and Rights, collectively, the “Securities”), and is stated to be automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. The Prospectus, as supplemented in the future by various supplements to the Prospectus (each, a “Prospectus Supplement”), will provide for the issuance and sale by the Company of the Securities.

In connection with rendering this opinion letter, we have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)          Amended and Restated Articles of Incorporation, dated March 19, 2019 (the “Articles”), filed as Exhibit 3.1 to the Registration Statement (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K, filed with the SEC on March 26, 2019), pursuant to which one or more series of the Preferred Shares may be issued pursuant to a certificate of amendment to the Articles setting forth the terms of each such series (each, a “Certificate of Amendment”);

(ii)          Form of Indenture, as may be amended or supplemented from time to time, between the Company and U.S. Bank National Association, as trustee, filed as Exhibit 4.2 to the Registration Statement, under which one or more series of the Debt Securities may be issued;

Designer Brands Inc.
May 8, 2020

(iii)          Amended and Restated Code of Regulations (“Regulations”), filed as Exhibit 3.2 to the Registration Statement (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K, filed with the SEC on April 13, 2006);

(iv)          Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the authorization, offer and sale of the Securities and the filing of the Registration Statement (the “Resolutions”); and

(v)           A Certificate of Good Standing with respect to the Company issued by the Secretary of the State of Ohio (the “OH Certificate”).

In addition, we have examined and relied on such other records and documents of the Company and matters of law as we have deemed relevant and necessary as the basis for the opinions set forth below.

In addition, we have assumed that the Indenture and supplements thereto related to the Debt Securities will be duly executed and delivered by, and will be, upon its execution, (and will be upon issuance of the Debt Securities) the valid, binding and enforceable obligations of the parties thereto, will be in full force and effect and will not have been amended or modified in a manner that would affect the opinions set forth herein.

The opinions expressed herein are subject to the general qualifications that the validity and enforceability of the agreements, the instruments and obligations referred to herein, or any judgment or decree obtained in connection with any of them, may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyance or transfers), reorganization, receivership, moratorium or similar laws relating to or affecting creditors’ rights generally, and that the enforceability of those agreements, instruments and obligations may be subject to or affected by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) the application of concepts of materiality, reasonableness, good faith or fair dealing.

The opinions set forth below are limited to the effect of the General Corporation Law of the State of Ohio as in effect on the date hereof, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting such law. We express no opinion as to the applicability or effect of any other laws of the State of Ohio or the laws of any other jurisdictions, and express no opinions as to any federal or state securities or “blue sky” laws or regulations, including without limitation, the Trust Indenture Act of 1939, as amended. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of the Company or any other parties to the documents referenced herein. We express no opinion as to any broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities. The opinion set forth in numbered paragraph (1) below is given solely in reliance upon the OH Certificate.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

(1)          Based solely on the OH Certificate, the Company is a validly existing corporation under the laws of the State of Ohio.

(2)          The Company has the corporate power to issue and sell the Securities.

(3)          When the offering and sale of the Debt Securities and the terms thereof have been authorized by the Board or a duly authorized committee of the Board and, if applicable, the terms of the Debt Securities have been determined by an appropriate officer of the Company in accordance with the Indenture, the Company will have taken all necessary corporate action to authorize such offering and sale of the Debt Securities pursuant to the Registration Statement.

Designer Brands Inc.
May 8, 2020

(iv)          With respect to any Class A Common Shares, Preferred Shares, Warrants, Rights or Units to be offered by the Company pursuant to the Registration Statement (the “Equity Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) (1) an appropriate Prospectus Supplement, and (2) a related term sheet filed as a free writing prospectus, with respect to the Equity Securities has been prepared, delivered and filed in compliance with the Act; (c) the definitive purchase, underwriting, agency or similar agreement with respect to the Equity Securities (an “Underwriting Agreement”), the Registration Statement, any Certificate of Amendment and any other documents by which the Equity Securities are governed (collectively, the “Transaction Documents”) have been duly authorized and validly executed and delivered by each of the parties thereto; (d) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Equity Securities in the applicable amount and related matters; (e) the terms of the Equity Securities and of their issuance and sale have been duly established and authorized by the Company, so as not to violate the organizational documents of the Company or any applicable law or regulation; (f) if the Equity Securities include Preferred Shares, a Certificate of Amendment setting forth the terms of such Preferred Shares has been approved by the Board and accepted for filing by the Secretary of the State of Ohio and become effective; and (g) the Equity Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents in connection with the issuance of such Equity Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor as contemplated by the Registration Statement, including the Prospectus and any applicable Prospectus Supplement; and assuming that (w) the Equity Securities have been issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (x) the Company has sufficient authorized shares available for the issuance of the Equity Securities; (y) the Articles and the Regulations of the Company on the date hereof have not been amended in a manner that would affect the opinions set forth herein; and (z) the Resolutions are in full force and effect and have not been rescinded or superseded or amended in a manner that would affect the opinions set forth herein, the Equity Securities, when issued and sold in accordance with the applicable Underwriting Agreement, will upon receipt of payment therefor be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon currently existing statutes, rules, regulations and judicial decisions. We express no opinion herein regarding the effect that any future event or change in circumstances would have on the opinions expressed herein, and we disclaim any obligation to advise you of any change in circumstances or any change in applicable law or the interpretation thereof or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Any such change in circumstances or in any applicable law, or the interpretation thereof, or in any information or assumptions upon which we have relied, or any inaccuracy of such information or assumptions, could affect the opinions expressed herein. We are opining only as to the matters expressly set forth herein, and no opinion, implied or otherwise, should be inferred as to any other matters.

This opinion letter may be relied upon by you and your successors and assigns only in connection with the transactions described herein and may not be used or relied upon by you or any other person for any other purpose whatsoever without in each instance our prior written consent, provided that copies of this opinion letter may be furnished to your auditors, attorneys and to any person (including any governmental or regulatory body) to the extent required by applicable law, regulation or court order. Notwithstanding the foregoing, Wachtell, Lipton, Rosen & Katz, in rendering its opinion to the Company, dated the date hereof, which opinion letter is being filed as Exhibit 5.1 to the Registration Statement, may rely upon the opinions expressed herein, subject to all of the qualifications, limitations and assumptions herein, as if this letter were addressed directly to them.

This opinion letter is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this opinion letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

Designer Brands Inc.
May 8, 2020

We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PORTER WRIGHT MORRIS & ARTHUR, LLP